EXHIBIT 5

                                                 Brobeck, Phleger & Harrison LLP
                                                            12390 El Camino Real
                                                San Diego, California 92130-2081
                                                                 www.brobeck.com



August 28, 2002


Path 1 Network Technologies Inc.
6215 Ferris Square, Suite 140
San Diego, California  92121

          Re: Path 1 Network Technologies Inc. Registration Statement on Form S-8 for 4,250,000 Shares of Common Stock Issuable Under the 2000 Stock Option/Stock Issuance Plan.

Ladies and Gentlemen:

We have acted as counsel to Path 1 Network Technologies Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an additional 4,250,000 shares of common stock and related stock options issuable under the Path 1 Network Technologies Inc. 2000 Stock Option/Stock Issuance Plan (the "Option Plan"). All of such shares of common stock are collectively referred to herein as the "Shares".

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and administration of the Option Plan and the grant of the Shares. Based on such review, we are of the opinion that if, as and when the 4,250,000 Shares reserved in the aggregate under the Option Plan have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Option Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Option Plan and in accordance with the Registration Statement, those Shares will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan or the Shares.

                                    Very truly yours,



                                    BROBECK, PHLEGER & HARRISON LLP